Exhibit 99.1

Immediate Release

October 20, 2009

VIST Financial Corp. Announces Third Quarter Results and Declares Cash Dividend.

Wyomissing, PA: VIST Financial Corp. (“Company”) (NASDAQ: VIST) reported net income for the nine months ended September 30, 2009 of $552,000, a 134.9% increase over a net loss of $1,581,000 for the same period in 2008.  The Company also reported net income for the three months ended September 30, 2009 of $528,000, a 111.5% increase over a net loss of $4,608,000 for the same period in 2008.  Total revenue for the nine months ended September 30, 2009 was $60,246,000 as compared to $57,214,000 for the same period in 2008, a 5.3% increase.  Total revenue for the three months ended September 30, 2009 was $19,220,000 as compared to $14,714,000 for the same period in 2008, a 30.6% increase.

The Company also reported that the board of directors declared a third quarter cash dividend of $0.05 per share on the Company’s common stock to shareholders of record on November 2, 2009 payable November 13, 2009.

Commenting on the third quarter 2009, Robert D. Davis, President and Chief Executive Officer of VIST Financial Corp. said, “We are pleased with the progress we are making in our core operating results, however, those positive results continue to be significantly offset by additional credit provisioning of approximately $800,000 and non-cash other-than-temporarily-impaired “OTTI” charges of $2 million, offset by fair value gains of $500,000.  During the third quarter, we have experienced an improvement over the second quarter in our net interest margin, increased loan demand, growth in core deposits and a reduction in our net operating expenses resulting from actions taken earlier this year.  We see those positive trends continuing into the fourth quarter, however we also anticipate higher than normal loan loss provision cost.”

Davis concluded, “We are pleased that our board of directors has declared a cash dividend.  By this action, our Board respects both the need to preserve capital while demonstrating confidence in our future operating results which will continue our well-capitalized status.”

Net Interest Income

For the nine months ended September 30, 2009, net interest income before the provision for loan losses decreased 3.6% to $25,795,000 compared to $26,746,000 for the same period in 2008.  The decrease in net interest income for the nine months resulted from a 6.4% decrease in total interest income to $46,678,000 from $49,887,000 and a 9.8% reduction in total interest expense to $20,883,000 from $23,141,000.  For the three months ended September 30, 2009, net interest income before the provision for loan losses decreased 0.4% to $9,041,000 compared to $9,081,000 for the same period in 2008.  The decrease in net interest income for the three months resulted from a 5.5% decrease in total interest income to $15,824,000 from $16,752,000 and an 11.6% reduction in total interest expense to $6,783,000 from $7,671,000.

The decrease in total interest income for the three and nine months ended September 30, 2009 resulted primarily from lower interest rates compared to the same periods in 2008.  Average earning assets for the three and nine month periods ended September 30, 2009 increased $68,114,000 and $86,850,000, respectively, compared to the same periods in 2008 due primarily to growth in commercial and consumer loans and available for sale investment securities.

The reduction in total interest expense for the three and nine months ended September 30, 2009 resulted primarily from lower interest rates compared to the same periods in 2008.  Average interest-bearing liabilities for the three and nine months ended September 30, 2009 increased $48,132,000 and $72,316,000, respectively, compared to the same periods in 2008.  The increases in interest-bearing liabilities are due primarily to an increase in average interest-bearing deposits for the three and nine months ended September 30, 2009 of $172,712,000 and $166,524,000, respectively, offset by a net decrease in average short term borrowings and average long term borrowings for the three and nine months ended September 30, 2009 of $124,580,000 and $94,208,000, respectively.

The provision for loan losses for the nine months ended September 30, 2009 was $6,525,000 compared to $2,585,000 for the same period in 2008.  The provision for loan losses for the three months ended September 30, 2009 was $1,400,000 compared to $525,000 for the same period in 2008.  As of September 30, 2009, the allowance for loan losses was $11,995,000 compared to $8,124,000 as of December 31, 2008, an annualized increase of 63.5%.  The increase in the provision is due primarily to economic conditions, an increase in outstanding loans, and the result of management’s evaluation and classification of the credit quality of the loan portfolio utilizing a qualitative and quantitative internal loan review process.  At September 30, 2009, total non-performing loans were $25,347,000 or 2.8% of total loans compared to $10,844,000 or 1.2% of total loans at December 31, 2008.  The $14,503,000 increase in non-performing loans was due primarily to two commercial construction and development credits totaling approximately $10,887,000.  Management considers the current allowance for loan losses adequate as of September 30, 2009.

Net interest income after the provision for loan losses for the three and nine months ended September 30, 2009 was $7,641,000 and $19,270,000, respectively, as compared to $8,556,000 and $24,161,000, respectively, for the same periods in 2008.

For the three months ended September 30, 2009, the net interest margin on a fully taxable equivalent basis was 3.24% as compared to 3.44% for the same period in 2008.  For the nine months ended September 30, 2009, the net interest margin on a fully taxable equivalent basis was 3.15% as compared to 3.51% for the same period in 2008.  The decrease in net interest margin for the comparative three and nine month periods ended September 30, 2009 was due mainly to lower yields on commercial and consumer loans and available for sale investment securities as a result of decreases in short-term interest rates over the same periods in 2008.

Non-Interest Income

Total non-interest income for the nine months ended September 30, 2009 increased 85.2% to $13,568,000 compared to $7,327,000 for the same period in 2008.  Total non-interest income for the three months ended September 30, 2009 increased 266.6% to $3,396,000 compared to $(2,038,000) for the same period in 2008.

For the nine months ended September 30, 2009, customer service fees decreased to $1,854,000 from $2,189,000, or 15.3%, for the same period in 2008.  For the three months ended September 30, 2009, customer service fees decreased to $600,000 from $893,000, or 32.8%, for the same period in 2008.  The decrease for the comparative nine and three month periods is due primarily to a decrease in retail and commercial uncollected funds fees and non-sufficient funds charges.

For the nine months ended September 30, 2009, revenue from mortgage banking activity increased to $963,000 from $810,000, or 18.9%, for the same period in 2008.  For the three months ended September 30, 2009, revenue from mortgage banking activity increased to $288,000 from $145,000, or 98.6%, for the same period in 2008.  The increase for the comparative nine and three month periods is primarily due to an increase in the volume of loans sold into the secondary mortgage market.  The Company operates its mortgage banking activities through VIST Mortgage, a division of VIST Bank.

For the nine months ended September 30, 2009, revenue from commissions and fees from insurance sales increased 8.6% to $9,254,000 compared to $8,523,000 for the same period in 2008.  For the three months ended September 30, 2009, revenue from commissions and fees from insurance sales increased 6.8% to $3,260,000 compared to $3,052,000 for the same period in 2008.  The increase for the comparative nine and three month periods is mainly attributed to an increase in commission income on group insurance products due to the acquisition of Fisher Benefits Consulting in September 2008.  VIST Insurance, LLC is a wholly owned subsidiary of the Company.

For the nine months ended September 30, 2009, revenue from brokerage and investment advisory commissions and fees activity decreased to $594,000 from $650,000, or 8.6%, for the same period in 2008.  For the three months ended September 30, 2009, revenue from brokerage and investment advisory commissions and fees activity decreased to $112,000 from $186,000, or 39.8%, for the same period in 2008.  The decrease for the comparative nine and three month periods is due primarily to the volume of investment advisory services offered through VIST Capital Management, LLC, a wholly owned subsidiary of the Company.

For the nine months ended September 30, 2009, earnings on investment in life insurance decreased to $279,000 from $503,000, or 44.5%, for the same period in 2008.  For the three months ended September 30, 2009, earnings on investment in life insurance decreased to $95,000 from $171,000, or 44.4%, for the same period in 2008.  The decrease for the comparative nine and three month periods is due primarily to decreased earnings credited on the Company’s bank owned life insurance (“BOLI”).

For the nine months ended September 30, 2009, other income including gain on sale of loans increased to $2,591,000 from $1,446,000, or 79.2%, for the same period in 2008.  For the three months ended September 30, 2009, other income including gain on sale of loans increased to $971,000 from $511,000, or 90.0%, for the same period in 2008.  The increase for the comparative nine and three month periods is due primarily to an increase of approximately $500,000 in the fair value of the Company’s junior subordinated debt.

Net realized gains on sales of available for sale securities were $351,000 for the nine months ended September 30, 2009 compared to net realized losses on sales of available for sale securities of $291,000 for the same period in 2008.  Net realized gains on sales of available for sale securities were $66,000 for the three months ended September 30, 2009 compared to net realized losses on sales of available for sale securities of $89,000 for the same period in 2008.  Net realized gains on sales of available for sale securities for the nine and three month periods in 2009 and 2008 were primarily due to sales of securities related to the management of the Company’s liquidity and ALCO strategies.

For the nine and three month periods ended September 30, 2009, net credit impairment losses recognized in earnings resulting from OTTI losses on available for sale investment securities were $2,318,000 and $1,996,000, respectively.  The net credit impairment losses include OTTI charges for estimated credit losses on four pooled trust preferred securities (one of the four securities was originally deemed to be impaired in the second quarter of 2009).  For the nine and three month periods ended September 30, 2008, net credit impairment losses recognized in earnings resulting from OTTI losses on available for sale investment securities were $7,085,000 and $7,085,000, respectively.  Net credit impairment losses on available for sale securities for the nine and three month periods in 2008 were primarily due to OTTI charges of approximately $6,800,000 in perpetual preferred stock associated with the federal takeover of two government sponsored enterprises (“GSE’s”), placed into conservatorship in the third quarter of 2008 by the Federal Housing Finance Agency and the U.S. Treasury.

Non-Interest Expense

Total non-interest expense for the nine months ended September 30, 2009 increased 4.7% to $33,669,000 compared to $32,169,000 for the same period in 2008.  Total non-interest expense for the three months ended September 30, 2009 increased 2.4% to $10,823,000 compared to $10,569,000 for the same period in 2008.

Salaries and benefits were $16,816,000 for the nine months ended September 30, 2009, an increase of 1.9% compared to $16,509,000 for the same period in 2008.  Salaries and benefits were $5,374,000 for the three months ended September 30, 2009, a decrease of 0.1% compared to $5,381,000 for the same period in 2008.  Included in salaries and benefits for the nine months ended September 30, 2009 and 2008 were stock-based compensation costs of $138,000 and $257,000, respectively.  Included in salaries and benefits for the three months ended September 30, 2009 and 2008 were stock-based compensation costs of $61,000 and $85,000, respectively.  Included in salaries and benefits for the nine months ended September 30, 2009 were severance costs of $133,000 relating to corporate-wide cost reduction initiatives.  Total commissions paid for the nine months ended September 30, 2009 and 2008 were $1,081,000 and $1,299,000, respectively.  Total commissions paid for the three months ended September 30, 2009 and 2008 were $345,000 and $399,000, respectively.

For the nine months ended September 30, 2009, occupancy expense and furniture and equipment expense decreased to $4,919,000 from $5,289,000, or 7.0%, for the same period in 2008.  For the three months ended September 30, 2009, occupancy expense and furniture and equipment expense decreased to $1,729,000 from $1,746,000, or 1.0%, for the same period in 2008.  The decrease for the comparative nine and three month periods is due primarily to a decrease in building lease expense and equipment maintenance and depreciation expense.

For the nine months ended September 30, 2009, marketing and advertising expense decreased to $813,000 from $1,402,000, or 42.0%, for the same period in 2008.  For the three months ended September 30, 2009, advertising and marketing expense decreased to $208,000 from $266,000, or 21.8%, for the same period in 2008.  The decrease for the comparative nine and three month periods is due primarily to a reduction in marketing costs associated with market research, media space, media production and special events.

For the nine months ended September 30, 2009, professional services expense increased to $1,919,000 from $1,797,000, or 6.8%, for the same period in 2008.  For the three months ended September 30, 2009, professional services expense decreased to $545,000 from $719,000, or 24.2%, for the same period in 2008.  The increase for the comparative nine month periods is due primarily to the outsourcing of the Company’s internal audit function and other general Company projects.

For the nine months ended September 30, 2009, outside processing expense increased to $3,051,000 from $2,459,000, or 24.1%, for the same period in 2008.  For the three months ended September 30, 2009, outside processing expense increased to $1,014,000 from $827,000, or 22.6%, for the same period in 2008.  The increase for the comparative nine and three month periods is due primarily to costs incurred for computer services.

For the nine months ended September 30, 2009, insurance expense increased to $1,914,000 from $822,000, or 132.8%, for the same period in 2008.  For the three months ended

September 30, 2009, insurance expense increased to $486,000 from $277,000, or 75.5%, for the same period in 2008.  The increase in insurance expense for the comparative nine and three month periods is due primarily to higher FDIC deposit insurance premiums including a special industry-wide FDIC deposit insurance premium assessment of $580,000 levied in the second quarter of 2009.

Income Tax Expense

Income tax benefit for the nine months ended September 30, 2009 was $1,383,000, a 253.7% decrease as compared to income tax expense of $900,000 for the nine months ended September 30, 2008.  Income tax benefit for the three months ended September 30, 2009 was $314,000, a 156.4% decrease as compared to income tax expense of $557,000 for the three months ended September 30, 2008.  Included in income tax expense for the nine and three months ended September 30, 2009 and 2008 is a federal tax benefit from a $5,000,000 investment in an affordable housing, corporate tax credit limited partnership.

Earnings Per Share

Diluted (loss) per common share for the nine months ended September 30, 2009 were $0.12 on average shares outstanding of 5,774,006, a 57.1% increase as compared to diluted (loss) per common share of $0.28 on average shares outstanding of 5,696,646 for the nine months ended September 30, 2008.  Diluted earnings per common share for the three months ended September 30, 2009 were $0.02 on average shares outstanding of 5,794,883, a 102.5% increase as compared to diluted (loss) per common share of $0.81 on average shares outstanding of 5,697,484 for the three months ended September 30, 2008.

Assets, Liabilities and Equity

Total assets as of September 30, 2009 increased $51,531,000, or 5.6% annualized, to $1,276,395,000 compared to $1,224,864,000 at December 31, 2008.  Total loans as of September 30, 2009 increased $16,074,000, or 2.4% annualized, to $902,379,000 compared to $886,305,000 at December 31, 2008.  Total deposits as of September 30, 2009 increased $116,944,000, or 18.3% annualized, to $967,544,000 compared to $850,600,000 at December 31, 2008.  Total borrowings as of September 30, 2009 decreased $67,783,000, or 37.2% annualized, to $175,438,000 compared to $243,221,000 at December 31, 2008.

Shareholders’ equity as of September 30, 2009 increased $2,567,000, or 2.8% annualized, to $125,056,000 compared to $122,489,000 at December 31, 2008.  Included in shareholders’ equity is an unrealized loss position on available for sale securities, net of taxes, as of September 30, 2009 of $4,981,000 compared to an unrealized loss position on available for sale securities, net of taxes, of $8,600,000 at December 31, 2008.

Quarterly Shareholder and Investor Conference Call

VIST Financial will host a quarterly shareholder and investor conference call on Wednesday, October 21, 2009 at 8:30 a.m. EDT.  Interested parties can join the conference call and ask questions by dialing 888.503.8163 or listening through the computer by clicking on the following link:

http://tinyurl.com/yh8n7l3

The conference call can also be accessed through a link located under the Investor Relations page within VIST Financial Corp’s website:  http://www.VISTfc.com.

The conference call will be archived for 90 days and will be available at the link above and on the Company’s Investor Relations webpage.

In an effort to provide our management, the Board of Directors, and both our internal and external auditors sufficient time to review our financial results prior to releasing this information to the public, please be advised that VIST will announce all future operating results seven to ten business days later than in the past.  VIST will begin this schedule with the release of our 4th quarter 2009 operating results.

For additional
information, contact:

Edward C. Barrett

Chief Financial Officer

610.603.7251

Nasdaq — VIST

www.VISTfc.com

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

VIST Financial is a diversified financial services company with its corporate office in Wyomissing PA and a regional headquarters in Blue Bell, PA, offering banking, insurance, and investments with offices in Berks, Montgomery, Delaware, Chester and Philadelphia counties.

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except share data)

	September 30,	December 31,
	2009	2008
	(unaudited)
Assets
Federal funds sold	$9,485	$—
Investment securities and interest bearing cash	257,910	235,760
Mortgage loans held for sale	2,538	2,283
Loans:
Commercial loans	720,317	701,964
Consumer loans	136,213	136,713
Mortgage loans	45,849	47,628
Total loans	$902,379	$886,305

Earning assets	$1,172,312	$1,124,348
Total assets	1,276,395	1,224,864

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	109,070	108,645
NOW, money market and savings	423,664	307,210
Time deposits	434,810	434,745
Total deposits	$967,544	$850,600

Federal funds purchased	$—	$53,424
Securities sold under agreements to repurchase	120,918	120,086

Long-term debt	35,000	50,000
Junior subordinated debt	19,520	19,711
Shareholders’ equity	$125,056	$122,489

Actual common shares outstanding	5,798,127	5,700,075
Book value per common share	$17.21	$17.10

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except share data)

	Asset Quality Data
	As Of and For The Period Ended
	Nine Months	Six Months	Three Months	Twelve Months
	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2008
	(unaudited)
Non-accrual loans	$25,241	$22,428	$8,040	$10,704
Loans past due 90 days or more still accruing	106	108	567	140
Total non-performing loans	25,347	22,536	8,607	10,844
Other real estate owned	2,686	2,238	6,661	263
Total non-performing assets	$28,033	$24,774	$15,268	$11,107

Renegotiated troubled debt	5,814	2,592	285	285

Loans outstanding at end of period	$902,379	$887,236	$886,590	$886,305
Allowance for loan losses	11,995	12,029	8,165	8,124

Net charge-offs to average loans (annualized)	0.39%	0.27%	0.36%	0.46%
Allowance for loan losses as a percent of total loans	1.33%	1.36%	0.92%	0.92%
Allowance for loan losses as a percent of total non-performing loans	47.33%	53.39%	94.87%	74.92%

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands)

	Average Balances		Average Balances
	For the Three Months Ended		For the Nine Months Ended
	(unaudited)		(unaudited)
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
Assets
Federal funds sold	$8,426	$—	$9,457	$—
Investment securities and interest bearing cash	255,218	211,717	245,293	207,121
Mortgage loans held for sale	2,604	751	3,828	1,517
Loans:
Commercial loans	711,597	704,869	703,738	678,831
Consumer loans	138,760	130,445	139,844	128,200
Mortgage loans	45,008	45,695	45,474	45,107
Total loans	$895,365	$881,009	$889,056	$852,138

Interest-earning assets	$1,161,613	$1,093,477	$1,147,634	$1,060,776

Goodwill and intangible assets	44,161	43,063	44,329	43,131
Total assets	1,264,308	1,198,794	1,252,164	1,164,427

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	111,489	110,903	107,787	106,994

Interest bearing deposits:
NOW, money market and savings	401,897	333,736	358,062	325,675
Time deposits	443,914	339,363	464,035	329,898
Total Interest-Bearing Deposits	845,811	673,099	822,097	655,573

Total deposits	$957,300	$784,002	$929,884	$762,567

Short term borrowings	$662	$95,337	$3,576	$84,510
Securities sold under agreements to repurchase	120,948	125,678	121,823	120,266

Long-term debt	35,000	60,000	45,275	59,799
Junior subordinated debt	19,984	20,159	19,835	20,142

Interest-bearing liabilities	1,022,405	974,273	1,012,606	940,290

Shareholders’ equity	$121,985	$102,444	$123,293	$106,236

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	(unaudited)		(unaudited)
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
Interest income	$15,824	$16,752	$46,678	$49,887
Interest expense	6,783	7,671	20,883	23,141
Net interest income	9,041	9,081	25,795	26,746
Provision for loan losses	1,400	525	6,525	2,585
Net Interest Income after provision for loan losses	7,641	8,556	19,270	24,161

Customer service fees	600	893	1,854	2,189
Mortgage banking activities	288	145	963	810
Commissions and fees from insurance sales	3,260	3,052	9,254	8,523
Brokerage and investment advisory commissions and fees	112	186	594	650
Earnings on investment in life insurance	95	171	279	503
Other income	971	511	2,591	1,446
Net realized gains on sales of securities	66	89	351	291
Total other-than-temporary impairment losses on investments	(4,026)	(7,085)	(4,999)	(7,085)
Portion of non-credit impairment loss recognized in other comprehensive loss	2,030	—	2,681	—
Net credit impairment loss recognized in earnings	(1,996)	(7,085)	(2,318)	(7,085)

Total non-interest income (loss)	3,396	(2,038)	13,568	7,327

Salaries and employee benefits	5,374	5,381	16,816	16,509
Occupancy expense	1,124	1,087	3,074	3,285
Furniture and equipment expense	605	659	1,845	2,004
Other operating expense	3,720	3,442	11,934	10,371
Total non-interest expense	10,823	10,569	33,669	32,169
(Loss) Income before income taxes	214	(4,051)	(831)	(681)
Income taxes (benefit)	(314)	557	(1,383)	900
Net income (loss)	528	(4,608)	552	(1,581)
Preferred stock dividends and discount accretion	(412)	—	(1,237)	—
Net (loss) income available to common shareholders	$116	$(4,608)	$(685)	$(1,581)

Per Common Share Data:
Basic average shares outstanding	5,794,883	5,694,482	5,774,006	5,686,782
Diluted average shares outstanding	5,794,883	5,697,484	5,774,006	5,696,646
Basic (loss) earnings per common share	$0.02	$(0.81)	$(0.12)	$(0.28)
Diluted (loss) earnings per common share	0.02	(0.81)	(0.12)	(0.28)
Cash dividends per common share	0.05	0.00	0.25	0.40

Profitability Ratios:
Return on average assets	0.17%	-1.53%	0.06%	-0.18%
Return on average shareholders’ equity	1.72%	-17.89%	0.60%	-1.99%
Return on average tangible equity (equity less goodwill and intangible assets)	2.69%	-30.87%	0.94%	-3.35%
Net interest margin (fully taxable equivalent)	3.24%	3.44%	3.15%	3.51%
Effective tax rate	-146.73%	-13.75%	166.43%	-132.16%

VIST FINANCIAL CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except share data)

	September 30,	September 30,
	2009	2008
Assets
Cash and due from banks	$21,825	$19,645
Fed funds sold	9,485	—
Interest-bearing deposits in banks	343	293
Total cash and cash equivalents	31,653	19,938

Mortgage loans held for sale	2,538	1,710
Securities available for sale	254,526	204,201
Securities held to maturity	3,041	3,064
Loans, net of allowance for loan losses 9/2009 - $11,995; 9/2008 - $8,009	890,384	861,434
Premises and equipment, net	6,177	6,610
Identifiable intangible assets	4,319	5,005
Goodwill	39,982	39,710
Bank owned life insurance	18,832	18,360
Other assets	24,943	21,576
Total assets	$1,276,395	$1,181,608

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing	$109,070	$110,802
Interest bearing	858,474	672,752
Total deposits	967,544	783,554
Securities sold under agreements to repurchase	120,918	125,756
Federal funds purchased	—	83,640
Long-term debt	35,000	60,000
Junior subordinated debt, at fair value	19,520	20,112
Other liabilities	8,357	11,000
Total liabilities	1,151,339	1,084,062

Shareholders’ Equity
Preferred stock: $0.01 par value; authorized 1,000,000 shares; $1,000 liquidation preference per share; 25,000 shares issued at September 30, 2009 and no shares issued at September 30, 2008	22,992	—
Common stock, $5.00 par value ; Authorized 20,000,000 shares; 5,808,611 shares issued at September 30, 2009 and 5,765,000 shares issued at September 30, 2008	29,043	28,825
Stock Warrants	2,307	—
Surplus	63,719	64,276
Retained earnings	12,167	13,181
Accumulated other comprehensive loss	(4,981)	(7,251)
Treasury stock; 10,484 shares at September 30, 2009 and 68,354 shares at September 30, 2008, at cost	(191)	(1,485)
Total shareholders’ equity	125,056	97,546
Total liabilities and shareholders’ equity	$1,276,395	$1,181,608

SELECTED HIGHLIGHTS

Common Stock (VIST)

Cash Dividends Declared

March 2008	$0.20
June 2008	$0.20
October 2008	$0.10
January 2009	$0.10
April 2009	$0.10
July 2009	$0.05

Common Stock (VIST)

Quarterly Closing Price

12/31/2007	$17.85
03/31/2008	$17.77
06/30/2008	$14.23
09/30/2008	$12.00
12/31/2008	$7.73
03/31/2009	$7.00
06/30/2009	$6.61
09/30/2009	$5.85

VIST FINANCIAL CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(Dollar amounts in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Interest Income
Interest and fees on loans	$12,523	$13,858	$37,126	$41,483
Interest on securities:
Taxable	2,935	2,523	8,514	7,209
Tax-exempt	336	248	927	679
Dividend income	26	123	98	507
Interest on federal funds sold	5	—	13	—
Other interest income	(1)	—	—	9
Total interest income	15,824	16,752	46,678	49,887

Interest Expense
Interest on deposits	4,952	5,006	15,278	15,523
Interest on short-term borrowings	1	559	18	1,709
Interest on securities sold under agreements to repurchase	1,134	1,168	3,297	3,017
Interest on long-term debt	339	607	1,256	1,810
Interest on junior subordinated debt	357	331	1,034	1,082
Total interest expense	6,783	7,671	20,883	23,141

Net interest income	9,041	9,081	25,795	26,746
Provision for loan losses	1,400	525	6,525	2,585
Net interest income after provision for loan losses	7,641	8,556	19,270	24,161

Other income:
Customer service fees	600	893	1,854	2,189
Mortgage banking activities, net	288	145	963	810
Commissions and fees from insurance sales	3,260	3,052	9,254	8,523
Broker and investment advisory commissions and fees	112	186	594	650
Earnings on investment in life insurance	95	171	279	503
Gain on sale of loans	—	—	—	47
Other income	971	511	2,591	1,399
Net realized gains on sales of securities	66	89	351	291
Total other-than-temporary impairment losses on investments	(4,026)	(7,085)	(4,999)	(7,085)
Portion of non-credit impairment loss recognized in other comprehensive loss	2,030	—	2,681	—
Net credit impairment loss recognized in earnings	(1,996)	(7,085)	(2,318)	(7,085)

Total non-interest income (loss)	3,396	(2,038)	13,568	7,327

Other expense:
Salaries and employee benefits	5,374	5,381	16,816	16,509
Occupancy expense	1,124	1,087	3,074	3,285
Furniture and equipment expense	605	659	1,845	2,004
Marketing and advertising expense	208	266	813	1,402
Identifiable intangible amortization	172	158	514	458
Professional services	545	719	1,919	1,797
Outside processing expense	1,014	827	3,051	2,459
Insurance expense	486	277	1,914	822
Other expense	1,295	1,195	3,723	3,433
Total non-interest expense	10,823	10,569	33,669	32,169

(Loss) Income before income taxes	214	(4,051)	(831)	(681)
Income taxes (benefit)	(314)	557	(1,383)	900
Net income (loss)	528	(4,608)	552	(1,581)
Preferred stock dividends and discount accretion	(412)	—	(1,237)	—
Net (loss) income available to common shareholders	$116	$(4,608)	$(685)	$(1,581)

Per Common Share Data
Average shares outstanding	5,794,883	5,694,482	5,774,006	5,686,782	*
Basic (loss) earnings per common share	$0.02	$(0.81)	$(0.12)	$(0.28	)*
Average shares outstanding for diluted earnings per share	5,794,883	5,697,484	5,774,006	5,696,646	*
Diluted (loss) earnings per common share	$0.02	$(0.81)	$(0.12)	$(0.28	)*
Cash dividends declared per common share	$0.05	$—	$0.25	$0.40	*